Exhibit 10.6

AMENDMENT OF THE 2003 DIRECTORS’ COMPENSATION PLAN TO ALLOW

BENEFICIARY DESIGNATION

RESOLVED, that upon the recommendation of the Governance & Nominating Committee and approval by the Board of Directors, the Owens & Minor, Inc. 2003 Directors’ Compensation Plan is amended by substituting the following sentence for the first sentence in Section 10.03:

Except as provided in Section 3.07, a Participant may not transfer or assign any rights that he or she has under the Plan other than by will or the laws of descent and distribution; provided, however, that a Participant’s interest in an Option or the Deferred Fee Program also may be transferred in accordance with a beneficiary designation form provided by the Company and signed by the Participant and filed with the Company.

AND FURTHER RESOLVED, that the appropriate officers of the Company be authorized and directed to take such actions and to execute such documents as may be necessary or desirable to implement the foregoing resolutions, all without the necessity of further action by the Board of Directors.

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